UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2008 (October 28, 2008)

Behringer Harvard Opportunity REIT II, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-140887	20-8198863
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas
75001

(Address of principal executive offices)

(Zip Code)

(866) 655-3600

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01       Completion of Acquisition or Disposition of Assets.

On October 28, 2008, Behringer Harvard Opportunity REIT II, Inc. (which may be referred to herein as the “Registrant,” “we,” “our” or “us”), acquired an office building known as 1875 Lawrence, located in Denver, Colorado (“1875 Lawrence”) through Behringer Harvard 1875 Lawrence, LLC, a wholly-owned subsidiary of Behringer Harvard Opportunity OP II LP, our operating partnership.  1875 Lawrence is a 15-story office building containing approximately 185,000 rentable square feet, with a subterranean parking garage, located on an approximate 0.6 acre site.  1875 Lawrence was built in 1982 and is approximately 97% leased.

The contract purchase price for 1875 Lawrence, exclusive of closing costs, was $34.5 million and was paid entirely through the use of proceeds of our offering of common stock to the public.  The purchase price for the transaction was determined through negotiations between Principal Life Insurance Company (the “1875 Lawrence Seller”) and Behringer Harvard Opportunity Advisors II LP, our advisor, and its affiliates.  Neither we nor our advisor is affiliated with the 1875 Lawrence Seller.  Our advisor believes that 1875 Lawrence is well located, has acceptable roadway access, attracts high-quality tenants, is well maintained and adequately insured, and has been professionally managed.

Significant tenants at 1875 Lawrence include McKenna Long & Aldridge LLP, a law firm, and Policy Studies Inc., a provider of outsourcing, consulting, and information technology services to government clients.  McKenna Long & Aldridge LLP leases approximately 19,300 square feet of 1875 Lawrence for an annual rent of approximately $464,000 under a lease that expires in July 2013 with one five-year renewal option available.  Policy Studies Inc. leases approximately 40,800 square feet of 1875 Lawrence for an annual rent of approximately $782,000 under leases that expire in October 2010 and February 2011, both with one five-year renewal option available.

Item 9.01       Financial Statements and Exhibits.

(a)   Financial Statements of Businesses Acquired.

Because it is impracticable to provide the required financial statements for the acquired real properties described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, we hereby confirm that the required financial statements will be filed on or before January 13, 2009, by amendment to this Form 8-K, which date is within the period allowed to file such an amendment.

(b)   Pro Forma Financial Information.

See Paragraph (a) above.

(d)   Exhibits.

The exhibits filed in response to Item 601 of Regulation S-K are listed on the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD OPPORTUNITY REIT II, INC.

Dated: November 3, 2008	By:	/s/ Gary S. Bresky
Gary S. Bresky
Chief Financial Officer

EXHIBIT INDEX

10.1	Real Estate Purchase and Sale Agreement by and between Harvard Property Trust, LLC, as buyer, and Principal Life Insurance Company, as seller, dated September 19, 2008

10.2

Assignment and Assumption of Real Estate Purchase and Sale Agreement by and between Harvard Property Trust, LLC, as assignor, and Behringer Harvard Opportunity OP II LP, as assignee, dated September 22, 2008